UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 14, 2004

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6450 Via Real, Carpinteria, California		93013
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (805) 684-6614

Item 8.01  Other Events

On September 13, 2004, QAD Inc. issued a press release announcing its Board of Directors approved a fiscal 2005 third quarter dividend of $0.025 per share of common stock.  A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

(Registrant)

Date: September 14, 2004	By	/s/ DANIEL LENDER
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)